EXHIBIT

                         10.10



                  OPTION CERTIFICATE

            The Option is non-transferable by its terms, and the shares of Common Stock purchasable hereunder have not been registered under the Securities Act of 1933, as amended (the "Act") and such shares may not be sold or transferred unless such sale or transfer is in accordance with the registration requirements of the Act, or in conformity with the limitations of Rule 144 or similar rule as then in effect under such Act, or unless some other exemption from the registration requirements of such Act is available with respect thereto.


No. 2                               Option to Purchase
                                Shares of Common Stock
                 in Chelsea Computer Consultants, Inc.


STAFF BUILDERS, INC.

COMMON STOCK PURCHASE OPTION

 Void after November 19, 2001

            Staff Builders, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, David Savitsky, or his heirs, representatives and successors (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the Initial Exercise Date (as defined below) and before 5:00 P.M. New York time, on November 19, 2001 eighty-three
(83) fully paid and nonassessable shares of common stock, par value $1.00 (the "Common Stock"), of Chelsea Computer Consultants, Inc., a Delaware corporation ("Chelsea"), held by the Company. The purchase price per share of such Common
Stock ("the Exercise Price") shall be $22,749.40.

            1. Initial Exercise Date; Expiration. Subject to the receipt by the Company of any approvals required by any institutional lenders of the Company as provided in Section
2, this Option may be exercised, in whole or in part, at any time or from time to time after the earliest of the following events occur (the "Initial Exercise Date"): (i) an initial public offering of Chelsea or (ii) the consolidation or merger of Chelsea with or into any other corporation, entity or person, or any other corporate reorganization, or any transactions in which in excess of fifty percent (50%) of Chelsea's voting power is transferred, or any sale of all or substantially all of the assets of Chelsea (any such transaction being hereinafter referred to as a "Reorganization"). This Option shall expire at 5:00 P.M., New
York time, on November 19, 2001.

            2. Approvals. As soon as practicable after the date hereof, the Company shall obtain all approvals required by any institutional lender of the Company for the exercise of the Option and the purchase of the shares of Common Stock from the Company hereunder. The Holder agrees not to exercise this Option until such approvals have been obtained.

            3. Exercise of Option; Partial Exercise. This Option may be exercised in whole or in part by the Holder by surrender of this Option, with the form of subscription attached hereto (as Attachment A) duly executed by the Holder, to the Company at its principal office, accompanied by payment of the Exercise Price of the shares of Common Stock to be purchased hereunder. For any partial exercise hereof, the Holder shall designate in the subscription the number of shares of Common Stock that the Holder wishes to purchase. On any such partial exercise, the Company at its expense shall forthwith issue and deliver to the Holder a new Option of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock represented by this Option which have not been purchased upon such exercise.

            The Exercise Price may be paid at the Holder's election either by cash or check payable to the order of the Company or by wire transfer.

            4. When Exercise Effective; Beneficial and Record Ownership. The exercise of this Option shall be deemed to have been effected immediately prior to the close of business on the business day on which this Option is surrendered to the Company as provided in Section 1, and at such time the Holder shall become the beneficial holder of such shares of Common Stock. The Holder shall promptly notify Chelsea (or its transfer agent if a transfer agent has been appointed) of the transfer of shares of Common Stock from the Company to the Holder and that the record owner of the transferred shares of Common Stock on the books of Chelsea should be changed to the name of the Holder or another person as designated by the Holder.

            5.    Delivery on Exercise.  As soon as
practicable after the exercise of this Option in whole or in part, and in any event within five (5) business days thereafter, the Company at its expense will cause to be endorsed in the name of the Holder and delivered to the Holder, a certificate or certificates (or stock power attached thereto) for the number of shares of Common Stock to which the Holder shall be entitled on such exercise.

            6.    Adjustment of Purchase Price and
Number of Shares. The number of shares of Common Stock transferable upon exercise of this Option and the purchase price therefor are subject to adjustment upon the occurrence of the following events:

                  6.1   Adjustment for Stock Splits, Stock
Dividends, Recapitalizations, etc. The exercise price of this Option and the number of shares of Common Stock transferable by the Company upon exercise of this Option shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Common Stock. For example, if there should be a two-for-one (2-for-1) stock split, the exercise price would be divided by two (2) and such number of shares would be doubled or if there should be a one-for-two (1-for-2) reverse stock split, the exercise price would be doubled and the number of shares would be divided by two (2).

                  6.2   Adjustment for Other Dividends
and Distributions. In case Chelsea shall make or issue, or shall fix a record date for the determination of eligible stockholders entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Company (other than shares of Common Stock) or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then in each case, the Holder of this Option on exercise hereof at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Common Stock transferable on such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Option immediately prior thereto (all subject to further adjustment as provided in this Option).

                  6.3   Adjustment for Reorganization,
Consolidation, Merger, etc.   In  case of any and each
Reorganization, the Holder of this Option, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the Common Stock transferable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon the Effective Date if the Holder had exercised this Option immediately prior thereto (all subject to further adjustment as provided in this Option).

                  6.4 Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities transferable on the exercise of this Option, the Company will promptly give written notice thereof to the Holder of this Option in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

            7.    Exchange of Options.  On surrender for
exchange of this Option, properly endorsed, to the Company, the Company at its expense will issue and deliver to the Holder a new Option of like tenor, in the name of the Holder, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Option so surrendered.

            8.    Replacement of Options.  On receipt by
the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of any such loss, theft or destruction of this Option, on delivery of an indemnity agreement reasonably satisfactory in form and amount of the Company or, in the case of any such mutilation, on surrender and cancellation of such Option, the Company at its expense will execute and deliver, in lieu thereof, a new Option of like tenor.

            9.    Investment Intent.  The Holder, by
accepting this Option, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, unless the sales of such securities by the Holder shall have been registered pursuant to the Securities Act of 1933, as amended (the "Act"), the Holder will deliver to the Company a written statement that the securities acquired by the Holder upon exercise hereof are for the own account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion hereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof).

            10. Transfer Restrictions. This Option is non-transferable otherwise than by will or by the laws of descent and distribution, and may not otherwise be assigned (other than by pledge or hypothecation to a lender) and shall not be subject to execution, attachment or similar process. The shares of Common Stock purchasable hereunder have not been registered under the Act and may not be sold or transferred unless such sale or transfer is in accordance with the registration requirements of the Act, or in conformity with the limitations of Rule 144 or similar rule as then in effect under such Act, or unless some other exemption from the registration requirements of such Act is available with respect thereto.

            11. No Rights as a Stockholder. This Option does not entitle the Holder to any voting rights or other rights as a stockholder of Chelsea.

            12.   Damages.  The Company recognizes and
agrees that the Holder will not have an adequate remedy if the Company fails to comply with the terms of this Option and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the Holder of this Option requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of the terms hereof.

            13. Notices. All notices referred to in this Option shall be in writing and shall be delivered personally or by certified or registered mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered or mailed to the Company and the Holder, at the Company's principal executive offices.

            14. Miscellaneous. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Option is being delivered in the State of New York and shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (without reference to any principles of the conflicts of laws).

Dated as of November 19, 1997

                        STAFF BUILDERS, INC.


                  BY:    /s/ Stephen Savitsky
                  Name: Stephen Savitsky
                  Title: CEO / Chairman of the Board

Accepted and Agreed:


/s/ David Savitsky
DAVID SAVITSKY

Attachment A to Option

FORM OF SUBSCRIPTION

(To be signed only on exercise of Option)



To:         STAFF BUILDERS, INC.



            The undersigned, the holder of the within
Option, hereby irrevocably elects to exercise the purchase
rights represented by such Option for, and to purchase
thereunder,
           shares of Common Stock of Chelsea Computer
Consultants, Inc., and makes payment of $           therefor, and
requests that the certificates for such shares, or a stock power or powers attached to such certificates, be endorsed on behalf of and delivered to the holder, whose address is
                                                 .


(Signature must conform in all respects to name of holder as specified on the face of the Option)




                  Address
Dated: